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                                                                   EXHIBIT 10.31

                             SUBSCRIPTION AGREEMENT

IPG Photonics Corporation
50 Old Webster Road
Oxford, MA 01540
Attention: Secretary

Gentlemen:

     1. Subscription JDS Uniphase Corporation, a Delaware corporation (the "Purchaser"), intending to be legally bound, hereby irrevocably agrees to purchase from IPG Photonics Corporation, a Delaware corporation (the "Company"),
(a) 2,684,211 shares of Series D Preferred Stock, par value $.0001 per share, of the Company (the "Shares"), at a purchase price of $1.90 per Share and (b) a Convertible Promissory Note in the principal amount of $5,100,000 (the "Convertible Note"). The number of Shares and the Convertible Note subscribed for pursuant to this Subscription Agreement equal the number of Shares and the principal amount of the Convertible Note intended to be issued and purchased pursuant to that certain Settlement Agreement, dated as of June 25, 2003, by and between the Company and the Purchaser (the "Settlement Agreement"). Together with this Subscription Agreement, the Purchaser is delivering completed and executed signature pages to the Series D Preferred Stockholders Agreement between the Company and the Purchaser (the "Series D Preferred Stockholders Agreement"), and the Registration Rights Agreement between the Company and the Purchaser (the "Registration Rights Agreement").

     2. Payment. The Purchaser and the Company agree that the consideration for the Shares and the Convertible Note subscribed for pursuant to this Agreement shall solely consist of the release and settlement of claims by the Purchaser as described in the Settlement Agreement and that no other consideration shall be due or owing with respect to the purchase price for the Shares and the Convertible Note.

     3. Purchaser Representations and Warranties. The Purchaser hereby represents and warrants to the Company, acknowledges and agrees as follows:

          (a) The Purchaser is purchasing the Shares and the Convertible Note for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. The Purchaser acknowledges that the Shares and the Note have not been, the shares of Series D Convertible Preferred Stock of the Company issuable upon conversion of the Convertible Note (the "Conversion Shares"), and shares of Common Stock, par value $.0001 per share, of the Company (the "Common Shares"), issuable upon conversion of the Shares or the Conversion Shares (the Shares, the Note, the Conversion Shares together with the Common Stock, the "Securities"), will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or an exemption from such registration is available.

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          (b) Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory authority has approved the Securities or passed upon or endorsed the merits of the sale of the Shares or the Convertible Note or confirmed the accuracy or determined the adequacy of any materials of the Company submitted to you. Any representation to the contrary is unlawful.

          (c) The Purchaser is unaware of, is in no way relying on, and did not become aware of the offering of the Shares or the Convertible Note through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the sale of the Shares or the Convertible Note and is not subscribing for Shares or the Convertible Note and did not become aware of the sale of the Shares or the Convertible Note through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally.

          (d) The Purchaser understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances and only in limited amounts.

          (e) The Purchaser is an "accredited investor," as such term is defined in Rule 501 (the provisions of which are known to the Purchaser) promulgated under the Securities Act. The Purchaser has such knowledge and experience in financial, tax and business matters so as to enable the Purchaser to utilize the information made available to it in connection with the investment in the Shares and the Convertible Note, to evaluate the merits and risks of an investment in the Shares and the Convertible Note, and to make an informed investment decision with respect thereto.

          (f) The Purchaser hereby acknowledges and agrees that the purchase and sale of the Shares and the Convertible Note is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act, and, if applicable, in the sole judgment of the Company, the provisions of Regulation D thereunder, which exemption is dependent upon the truth, completeness and accuracy of the statements made by the Purchaser herein and in any other documents furnished by the Purchaser to the Company. The Purchaser acknowledges and agrees that it will not sell or transfer all or any part of the Shares or the Convertible Note or the Convertible Note except in accordance with the terms of the Series D Preferred Stockholders Agreement.

          (g) The Purchaser has full right, authority and power under its charter and by-laws to enter into this Subscription Agreement, the Series D Preferred Stockholders Agreement, the Registration Rights Agreement, the Note, and the Amendment to Stockholders Agreement by and among the Company, the Purchaser, the Founders and the holders of


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     Series B Preferred Stock of the Company, and all agreements, documents and instruments contemplated hereby and thereby (the "Transaction Documents") executed by the Purchaser pursuant thereto and to carry out the transactions contemplated hereby and thereby. This Transaction Documents executed by the Purchaser pursuant thereto are valid and binding obligations of the Purchaser enforceable in accordance with their respective terms, subject, in each case, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary action under the Purchaser's charter or by-laws. The execution, delivery and performance by the Purchaser of the Transaction Documents do not and will not: (i) violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse or time or both) under, accelerate any obligation under, or give rise to a right of termination of, any material contract, agreement, lease, obligation, permit, license or authorization to which the Purchaser is a party or by which the Purchaser or its assets is bound, or any provision of such Purchaser's organizational documents; (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Purchaser; or (iii) require from the Purchaser any notice to, declaration or filing with, or consent or approval of, any governmental authority or other third party.

          (h) The Purchaser is not relying on the Company or any of its respective employees, attorneys or agents with respect to the legal, tax, economic and related considerations of an investment in the Shares or the Convertible Note, and the Purchaser has relied on the advice of, or has consulted with, only its own attorney, accountant, purchaser representative and/or tax advisor.

     4. Company Representations and Warranties. The Company hereby represents and warrants to the Purchaser as follows:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties, to carry on its business as currently being conducted, to enter into the Transaction Documents and to perform its obligations thereunder.

          (b) The execution, delivery and performance by the Company of the Transaction Documents, and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Except for those approvals and consents from the Board of Directors and its shareholders which have been obtained already, and no other corporate or stockholder proceedings on the part of the Company, or its Board of Directors or stockholders, are necessary to authorize or approve the Transaction Documents or to consummate the transactions contemplated thereby.


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          (c) The Transaction Documents, upon their execution and delivery by the Company, will be, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject, in each case, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.

          (d) The execution, delivery and performance by the Company of the Transaction Documents do not and will not: (i) violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse or time or both) under, accelerate any obligation under, or give rise to a right of termination of, any material contract, agreement, lease, obligation, permit, license or authorization to which the Company is a party or by which the Company or its assets is bound, or any provision of such Purchaser's certificate of incorporation or by-laws; (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Company; or (iii) require from the Company any notice to, declaration or filing with, or consent or approval of, any governmental authority or other third party.

          (e) No filing with, and no permit, authorization, consent or approval of, any person (governmental or private) is necessary for the consummation by the Company of the transactions contemplated by the Transaction Documents.

          (f) The authorized capital stock of the Company immediately prior to the delivery of the Shares shall consist of (i) 70,000,000 shares of Common Stock, $.0001 par value per share, of which 38,441,668 shares are outstanding and; (ii) 15,000,000 shares of blank check preferred stock, (A) 500,000 of which have been designated as Series A Preferred Stock, $.0001 par value per share (the "Series A Preferred Stock"), of which 500,000 shares are outstanding, (B) 3,800,000 of which have been designated as Series B Convertible Participating Preferred Stock, $.0001 par value per share (the "Series B Preferred Stock"), of which 3,800,000 shares are outstanding, (C) 2,000,000 of which have been designated as Series C Convertible Preferred Stock, $.0001 par value per share, of which none are outstanding, and (D) 5,400,000 of which have been designated as Series D Convertible Preferred Stock, $.0001 par value per share, of which none are outstanding. Immediately after the issuance of the Shares, (I) the outstanding shares of Series A Preferred Stock shall be convertible into 549,451 shares of Common Stock and (II) the outstanding shares of Series B Preferred Stock shall be convertible into 4,335,920 shares of Common Stock. Except for (X) the warrants to purchase an aggregate of $23,750,000 of Common Stock at an equivalent per share price of 50% of an initial public offering or sale of the Company (copies of which have been provided to the Purchaser) which warrants were issued in connection with the Series B Preferred Stock of the Company, (Y) 7,500,000 shares of Common Stock reserved for issuance to employees, consultants and directors under the Company's 2000 Incentive Compensation Plan (the "Plan"), of which (i) 1,060,974 shares of Common


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     Stock have been issued pursuant to option exercises, (ii) 4,955,353 shares are subject to outstanding, unexercised options and (iii) 1,483,673 shares are available for issuance thereunder and (Z) the shares of outstanding Series A Preferred Stock and Series B Preferred Stock, the Shares and the Convertible Note, there are, immediately after delivery of the Shares, no options, warrants, calls, convertible notes, agreements, commitments or other rights presently outstanding that would obligate the Company to issue, deliver or sell shares of its capital stock, or to grant, extend or enter into any such option, warrant, call, convertible note, agreement, commitment or other right. In addition to the foregoing, as of the date hereof, the Company has no bonds, debentures, notes or other indebtedness issued or outstanding that have voting rights in the Company. The Company has reserved for issuance 2,684,211 Conversion Shares and 5,368,422 Common Shares with respect to the Shares and the Conversion Shares. The Conversion Shares and the Common Shares are duly authorized and, when issued upon conversion in accordance with the terms of the Company's certificate of incorporation, will be duly authorized, validly issued, fully paid and non-assessable Series D Preferred Stock and Common Stock, respectively, and free and clear of all restrictions, other than restrictions imposed on transfer by the Securities Act, or applicable U.S. state laws and as set forth in this Agreement or the Series D Stockholders Agreement.

          (g) When delivered to the Purchaser in accordance with the terms hereof, the Shares shall be (i) duly authorized, fully paid and non-assessable, and (ii) free and clear of all liens other than restrictions imposed by federal and state securities laws.

     5. Deliveries by the Company to the Purchaser. The Company shall have delivered, or shall have caused to be delivered, to the Purchaser, all in form and substance reasonably satisfactory to the Purchaser, the following:

          (a) A stock certificate registered in the name of the Purchaser evidencing the Shares acquired from the Company hereunder;

          (b) The Convertible Note executed by the Company;

          (c) The Series D Preferred Stockholders Agreement executed by the Company;

          (d) The Registration Rights Agreement executed by the Company;

          (e) The Amendment to Stockholders Agreement, executed by the Company, the founders of the Company and holders of at least a majority of the Series B Preferred Stock of the Company;

          (f) A certificate issued by the Secretary of State of the State of Delaware certifying that the Company has legal existence and is in good standing;

          (g) A certificate issued by the Secretary of State of the State of Delaware certifying the copy of the certificate of incorporation for the Company, as amended, including the certificate of designations containing rights, privileged and limitations of the Series D Preferred Stock in form and substance satisfactory to the Purchaser;


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          (h) An opinion of counsel of the Company in form and substance reasonably satisfactory to the Purchaser as to the matters contained therein;

          (i) An agreement or consents from sufficient holders to waive any right to purchase additional securities of the Company which right is triggered by the issuance of the Shares; and

          (j) Such other supporting documents and certificates as the Purchaser may reasonably request and as may be required pursuant to this Subscription Agreement.

     6. Deliveries by the Purchaser to the Company. The Purchaser shall have delivered, or shall have caused to be delivered, to the Purchaser, all in form and substance satisfactory to the Company, the following:

          (a) The Series D Preferred Stockholders Agreement executed by the Purchaser;

          (b) The Registration Rights Agreement executed by the Purchaser;

          (c) The Convertible Note executed by the Purchaser; and

          (d) Such other supporting documents and certificates as the Company may reasonably request and as may be required pursuant to this Subscription Agreement.

     7. Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

     8. Notices All notices, consents, waivers, and other communications under this Subscription Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), or
(ii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by written notice to the other parties):

     To the Purchaser: JDS Uniphase Corporation
                       1768 Automation Parkway
                       San Jose, California 95131
                       Attention: General Counsel
                       Facsimile No.: (408) 546-4350

     To the Company:   IPG Photonics Corporation
                       50 Old Webster Road
                       Oxford, Massachusetts 01540
                       Attention: General Counsel
                       Facsimile No.: (508) 373-1101

     9. Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser.


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     10. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware relating to contracts entered into and to be performed wholly within such state. THE PURCHASER AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUBSCRIPTION AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

     11. Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

     12. Miscellaneous

          (a) This Subscription Agreement, together with the Convertible Note, the Series D Preferred Stockholders Agreement, the Registration Rights Agreement, the Settlement Agreement and the other agreements and instruments being executed and delivered in connection with the Settlement Agreement, constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

          (b) The Purchaser's and the Company's representations, warranties and covenants made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Shares.

          (c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

          (d) This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

          (e) Each provision of this Subscription Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

          (f) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

                          [The signature page follows]


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     IN WITNESS WHEREOF, the undersigned has executed this Subscription
Agreement this 13th day of August, 2003.

                                        JDS UNIPHASE CORPORATION


                                        By: /s/ Christopher Dewees
                                            ------------------------------------
                                        Name: Christopher Dewees
                                        Title: Vice President

                                        1768 Automation Parkway
                                        San Jose, California 95131
                                        Attention: General Counsel
                                        Facsimile No.: (408) 546-4350

     SUBSCRIPTION AGREED TO this 13th day of August, 2003.

                                        IPG PHOTONICS CORPORATION


                                        By: /s/ Valentin P. Gapontsev
                                            ------------------------------------
                                        Name: Valentin P. Gapontsev
                                        Title: CEO and Chairman


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